UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2014, Koppers Holdings Inc. (the “Company”) announced the appointment of Leroy M. Ball, Jr. as President and Chief Executive Officer of the Company and Koppers Inc. (“KI” and, together with the Company, “Koppers”), effective January 1, 2015. Mr. Ball will succeed Walter W. Turner, the current President and Chief Executive Officer of Koppers. Mr. Turner will retire as President and Chief Executive Officer of Koppers effective January 1, 2015. Following his retirement, Mr. Turner will continue to serve as a member of the Company’s Board of Directors.

Mr. Ball, age 45, currently serves as Chief Operating Officer of Koppers. From May 2014 until August 2014, Mr. Ball served as both Chief Operating Officer and Chief Financial Officer of Koppers. Mr. Ball served as Vice President and Chief Financial Officer of Koppers from September 2010 to May 2014. Prior to joining Koppers, Mr. Ball was Senior Vice President and Chief Financial Officer of Calgon Carbon Inc., a provider of services, products and solutions for purifying water and air, since 2002.

Item 8.01	Other Events.

On November 7, 2014, the Company issued a press release announcing Mr. Ball’s appointment as President and Chief Executive Officer of Koppers, effective January 1, 2015. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2014

KOPPERS HOLDINGS INC.

By:	/s/ Steven R. Lacy
Steven R. Lacy
Senior Vice President, Administration, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press Release dated November 7, 2014